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                                                                  Exhibit 23.1




The Board of Directors
The MacReport.Net, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


Capraro, Centofranchi Kramer & Co. P.C.
Certified Public Accountants

South Huntington, New York;
March 5, 2002